December 28, 2022

Sparrow Funds

8500 Maryland Avenue, Suite 743

St. Louis, MO  63105

Gentlemen:

A legal opinion (the “Legal Opinion”) that we prepared was filed with Post-Effective Amendment No. 14 to the Sparrow Funds Registration Statement (the “Registration Statement”). We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 46 to the Registration Statement (the “Amendment”). We also consent to all references to us in the Amendment.

Sincerely,

 /s/ Thompson Hine LLP

Thompson Hine LLP